Exhibit 99.(a)(45)

Certificate of Translation State of New York ) ) SS: County of New York ) I, the undersigned, August Minke, hereby certify that I am fluent in the English and Dutch languages; that I have translated, transcribed, review and/or edited the following Dutch source file. KPN00030125 I certify that, to the best of my knowledge, ability and belief the same is a true and complete translation/transcription of the documents presented to me. /s/ August Minke August Minke Sworn to before me on this 28th day of September, 2009 /s/ Angel Arias Notary Public ANGEL ARIAS Notary Public, State of New York No. 01AR5040048 Qualified in Queens County Certificate Filed in New York County Commission Expires March 6, 2011 JX 198a

From: Rodenburg, J.J. (Jan) (KNPCC M&A Management)

Sent: Tuesday, July 07, 2009 2:56:41 PM

To: House, M. (Matthew) (KPNCC M&A Management)

Subject: 090707 Comparison W&O and M&A.xls

Attachments: 090707 Comparison W&O and M&A.xls

Matthew,

Attached is the comparison between plan, W&O and M&A.

Regards,

Jan

From: Rodenburg. J.J. (Jan) (KPNCC M&A Management)

Sent: Tuesday, July 07, 2009 2:56:41 PM

To: House, M. (Matthew) (KPNCC M&A Management)

Subject 090707 Comparison W&O and M&A.xls

Attachments: 090707 Comparison W&O and M&A.xls

Matthew,

Bijgaand de comparison tussen plan, W&O en M&A

Groeten,

Jan

Confidential	KPN00030125

AUTOPATH

Mergers and Acquisitions

$ mn		Celtic plan '09E	W&O '09E	M&A '09E	M&A '10E	W&O '10E	W&O '10E with outs.
Minutes of use		24.1	22.0	20.7	22.1	23.3	25.0
	of which outsourcing						1.7
Average revenue per minute		0.0545	0.0503	0.0461	0.0438	0.0478	0.0478
Average cost per minute		0.0492	0.0425	0.0411	0.0392	0.0429	0.0427
Average margin per minute		0.0053	0.0077	0.0050	0.0046	0.0048	0.0051
Revenues		1,313	1,106	1,015	1,023	1,114	1,194
COGS		1,185	979	894	906	992	(1,066)
Gross profit		128	127	122	117	122	128
	Margin	9.8%	11.5%	12.0%	11.4%	11.0%	10.7%
Opex		91	90	80	79	90	86
EBITDA		37	37	39	35	32	42
	Margin	2.8%	3.4%	3.8%	3.4%	2.9%	3.5%
D&A		30	30	32	31	30	30
Capex		(15)	(15)	(13)	(13)	(15)	(24)

Strictly private and confidential

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Print date: AUTODATE

Confidential

KPN00030126